Exhibit 5

                                December 29, 1999

                                                                      23855-0001

Neurobiological Technologies, Inc.
1387 Marina Way South
Richmond, CA 94804

                       REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentleman:

     We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on December 29, 1999 for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 8,039,580 shares of its Common Stock, par value $.001 (the "Shares"), of which 5,434,700 Shares have been issued pursuant to Subscription Agreements (the "Agreements") between and the Company and certain investors (individually the "Investor" and together the "Investors"), 2,173,880 Shares are issuable upon exercise of Common Stock Purchase Warrants (the "Purchase Warrants") issued to the Investors and an additional 431,000 Shares are issuable upon exercise of a Common Stock Purchase Warrant issued in connection with the transactions contemplated by the Agreements (the "Common Warrant," together with the Purchase Warrants, the "Warrants").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of November 29, 1999, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement;

     (e)  The Warrants;

     (f)  The Agreements; and


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     (g)  A  letter  from  Chase  Mellon  Shareholder  Services,  the  Company's transfer agent, dated December 28, 1999, as to the number of shares of the Company's Common Stock that were outstanding on December 27, 1999.

     This opinion is limited to the federal laws of the United States of America, the laws of the State of California, and the General Corporation Law of the State of Delaware, as to corporate formalities, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Agreements and the Warrants for each Share is received and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof,
(iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, in the manner provided in the Agreements, the Warrants and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Heller Ehrman White & McAuliffe


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